UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 28, 2026
Date of Report (date of Earliest Event Reported)
NEWTEKONE, INC.
(Exact Name of Company as Specified in its Charter)

Maryland	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
8.00% Notes due 2028	NEWTI	Nasdaq Global Market LLC
8.50% Notes due 2029	NEWTG	Nasdaq Global Market LLC
8.625% Notes due 2029	NEWTH	Nasdaq Global Market LLC
8.50% Notes due 2031	NEWTO	Nasdaq Global Market LLC
Depositary Shares, each representing a 1/40th interest in a share of 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B	NEWTP	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 8.01 of this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events

On April 28, 2026, a wholly-owned subsidiary of NewtekOne, Inc. (the “Company”), Newtek Business Services Holdco 6, Inc. (the “NH6 Borrower”), and its wholly-owned subsidiary NBL SPV, LLC (the “SPV Borrower”, and together with the NH6 Borrower, the “Borrowers”), together with the Company as a guarantor thereunder, entered into a Term Loan Agreement (the “Loan Agreement”) with D2 Asset Based Credit Partners, LP, Inc. as the Initial Lender thereunder (the “Initial Lender”) and D2 Asset Services, LLC, as Agent thereunder. Pursuant to the terms of the Loan Agreement, the Initial Lender extended a term loan to the Borrowers in the aggregate principal amount of $20,000,000 (the “ Loan”), which Loan may be increased by an additional $10,000,000, subject to the receipt of certain lender consent and the satisfaction of other conditions set forth in the Loan Agreement. As permitted under the Loan Agreement, NH6 Borrower intends to dividend all or a portion of the proceeds of the Loan to the Company, which if received by the Company, would be used for general corporate purposes.

The Loan will mature on April 28, 2029. The Loan Agreement also specifies certain events of default, the occurrence of which could require the immediate repayment of all outstanding amounts under the Loan Agreement. Pursuant to the terms of the Loan Agreement: (a) the SPV Borrower pledged certain loans owned by the SPV Borrower, and the NH6 Borrower pledged its equity interests in the SPV Borrower, as security for the Loans; and (b) the Company unconditionally guaranteed the prompt and unconditional payment of all of the Borrowers’ obligations under the Loan Agreement, including all Loans extended under the Loan Agreement.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEKONE, INC.

Date: April 29, 2026	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board